Exhibit 10.19
VERSUM MATERIALS, INC.
RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS AGREEMENT (“Agreement”) is made effective as of [DATE] (“Grant Date”) between Versum Materials, Inc., a Delaware corporation (“Company”), and [FIRST NAME] [LAST NAME], an employee of the Company or an Affiliate (“Employee”). For purposes of this Agreement, capitalized terms not otherwise defined herein or in Appendix A attached to this Agreement have the meanings assigned in the Versum Materials, Inc. Amended and Restated Long-Term Incentive Plan (“Plan”).
WHEREAS, the Company desires to grant the Employee time-based restricted stock units (the “RSUs”) hereunder, payable in Shares of common stock of the Company, par value $1.00 per share (the “Shares”), pursuant to the Plan, the terms of which are hereby incorporated by reference;
WHEREAS, the Compensation Committee of the Company’s Board of Directors (the “Committee”) has determined that it would be to the advantage and in the best interests of the Company and its stockholders to grant the Shares that may be issued hereunder to the Employee as an incentive for increased efforts during his or her term of office with the Company or an Affiliate, and has advised the Company thereof and instructed the undersigned officers to grant said RSUs; and
NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:
1.Grant of the Restricted Stock Units. Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Employee an award representing the opportunity to vest in [NUMBER] RSUs with respect to the award period beginning on [DATE] and ending on [DATE] (“Service Period”). Upon vesting, an RSU represents the right to receive one Share.
2.    Vesting and Settlement of RSUs; Effect of Change in Control.
(a)    Vesting. The vesting of the RSUs shall be subject to the conditions set forth in this Section 2(a):
(i)    Service Vesting Requirement.
(A)    Unless otherwise provided in this Agreement, provided that the Employee remains employed by the Company or its Affiliates through the Vesting Date (as defined), the Employee shall vest on the ending date of the Service Period (the “Vesting Date”) in all of the RSUs granted under this Agreement.
(B)    If, prior to the Vesting Date (and absent the occurrence of a Change in Control), the Employee’s employment with the Company and its Affiliates is terminated by the Company or by the applicable Affiliate for Cause or by the Employee for any reason other than due to the Employee’s death,

Disability or Retirement, then any outstanding unvested RSUs shall be forfeited by the Employee without consideration as of such termination date and this Agreement shall terminate without payment in respect thereof.
(C)    If, prior to the Vesting Date (and absent the occurrence of a Change in Control), the Employee’s employment with the Company and its Affiliates is terminated by the Company or by the applicable Affiliate other than for Cause or by the Employee due to the Employee’s death, Disability or Retirement then the award will remain outstanding and, as of the Vesting Date, the Employee will vest in a pro-rated number of RSUs determined by multiplying the number of RSUs that would have, absent the termination of employment, vested on the Vesting Date by a fraction, the numerator of which is the number of full months of the Employee’s employment from the beginning of the Service Period through the date of employment termination, and the denominator of which is 36 (such shares, the “Prorated RSU Shares”). Notwithstanding the foregoing, in the event of a termination by the Company or by the applicable Affiliate other than for Cause or by the Employee due to Retirement, the distribution of Prorated RSU Shares shall be conditioned upon the Employee’s compliance with any non-compete, non-solicitation, non-disclosure and non-disparagement restrictions in any agreement with or policy of the Company and its Affiliates through the Vesting Date and violation of any such restrictions shall result in immediate forfeiture of the entire amount of outstanding RSUs.
(ii)    Settlement of RSUs. Promptly after the Vesting Date (but in no event later than 60 days following such date) the Company shall distribute to the Employee a number of Shares as determined by the Company in its sole discretion, equal to the number of RSUs that become vested in accordance with Section 2(a)(i). Any number of RSUs that do not become vested in accordance with Section 2(a)(i) (to the extent not already previously forfeited) shall be forfeited by the Employee without consideration and this Agreement shall terminate without payment in respect thereof.
(b)    Effect of Change in Control. Notwithstanding anything set forth in Section 2(a), in the event of a Change in Control, the following rules shall apply with respect to the RSUs granted hereunder in lieu of the provisions of Section 2(a):
(i)    Unless otherwise determined by the Committee, if a Change in Control occurs prior to the Vesting Date and the Employee remains employed with the Company or its Affiliates through the completion of such Change in Control, then the RSUs shall be converted into a right to receive a cash payment equal to the sum of (x) the product of (1) the number of RSUs outstanding that have not been settled in Shares in accordance with Section 2(a)(ii) and (2) the CIC Per Share Price (such product, the “CIC Cash Value”)  and (y) an amount equal to the interest on the CIC Cash Value at a rate equal to LIBOR plus 2.0% per annum, computed on the basis of a year of 364 days, calculated daily for each day following the closing date of the Change in Control transaction through the date immediately preceding the date on which such cash payment becomes vested (the sum of clauses (x) and (y), the “CIC Settlement Amount”). Subject to the provisions of Section 2(b)(ii), the CIC Settlement Amount shall vest in accordance with Section 2(a)(i), so long as the Employee remains employed with the Company, any Affiliate or successor or acquirer thereof (or any of its affiliates) in the Change in Control through the payment date. The CIC Settlement Amount shall be paid to the Employee within ten business days following the Vesting Date.

(ii)    Notwithstanding anything in this Agreement to the contrary, if the Employee’s employment with the Company and its Subsidiaries is terminated by the Company and its Subsidiaries other than for Cause or by the Employee for Good Reason on the date of the Change in Control or during the 24-month period following the Change in Control (and prior to the payment of the CIC Settlement Amount) (each, a “Qualifying Termination”), the Employee shall immediately vest in the CIC Settlement Amount, and the CIC Settlement Amount shall be paid to the Employee within ten business days following such termination date. If, pursuant to Section 2(b)(i), the Committee determines that, upon a Change in Control, the RSUs shall remain outstanding as the right to receive Shares or be converted into a right to receive shares of the successor corporation or an affiliate, then, upon a Qualifying Termination, the Employee’s RSUs or replacement units outstanding on such date will be cancelled in exchange for a cash payment equal to the product of (x) the total number of Shares underlying such outstanding RSUs or replacement units not previously settled in shares and (y) the per share fair market value of such Shares on the date of the Qualifying Termination.
3.    Dividend Equivalents. With respect to each cash dividend or distribution (if any) paid with respect to Shares to holders of record on and after the Grant Date, an additional number of RSUs shall be accrued on the books and records of the Company, in an amount equal to the quotient of (a) the product of (i) the amount of such dividend or distribution paid with respect to one Share, multiplied by (ii) the number of RSUs granted hereunder then held by the Employee (and not previously settled in Shares pursuant to Section 2(a)(ii)), divided by (b) the Fair Market Value on the applicable dividend record date.  At such time(s) thereafter as the Employee receives a distribution of Shares in respect of his or her vested RSUs granted hereunder pursuant to the applicable provision of Section 2, the Company shall also distribute to the Employee a number of Shares equal to the additional number of RSUs accrued under this Section 3 that relate to the vested RSUs in respect of which such distribution of Shares is otherwise being made. In the event of any stock dividend, the provisions of Section 10 of the Plan shall apply to the RSUs.
4.    Limitation on Obligations. The Company’s obligation with respect to the RSUs granted hereunder is limited solely to the delivery to the Employee of Shares on the date when such Shares are due to be delivered hereunder, and in no way shall the Company become obligated to pay cash in respect of such obligation, except as otherwise expressly provided for herein. The RSUs shall not be secured by any specific assets of the Company or any of its Affiliates, nor shall any assets of the Company or any of its subsidiaries be designated as attributable or allocated to the satisfaction of the Company’s obligations under this Agreement.
5.    Rights as a Stockholder. The Employee shall not have any rights of a common stockholder of the Company unless and until the Employee receives the Shares pursuant to Section 2. As soon as practicable following the date that the Employee becomes entitled to receive the Shares pursuant to Section 2, certificates for such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) shall be issued to the Employee or to the Employee’s legal guardian or representative.
6.    Transferability. The RSUs may not at any time be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of and shall not be subject to alienation, garnishment, execution or levy of any kind, and any attempt to cause any such awards to be so subjected shall not be recognized.  The Shares acquired by the Employee pursuant to Section 2 may not at any time be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition complies with applicable securities laws.
7.    Purchaser’s Employment by the Company. Nothing contained in this Agreement obligates the Company or any Subsidiary to employ the Employee in any capacity whatsoever or prohibits or restricts the Company (or any Subsidiary) from terminating the employment, if any, of the Employee at any time or for any reason whatsoever, with or without Cause, and the Employee hereby acknowledges and agrees that neither the Company nor any other Person has made any representations or promises whatsoever to the Employee concerning the Employee’s employment or continued employment by the Company or any Affiliate. No payment under this Agreement shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company unless provided otherwise in such other plan.
8.    Change in Capitalization. Except as provided in Section 2(c), in the event of any change in the outstanding Shares by reason of a stock split, spin-off, stock dividend, stock combination or reclassification, recapitalization or merger, Change in Control, or similar event, the provisions of Section 10 of the Plan shall govern the treatment of the RSUs.
9.    Withholding. Except as provided in the next sentence or as otherwise approved by the Committee, the Company shall withhold or reacquire a number of Shares having a Fair Market Value equal to the taxes it is required to withhold under applicable tax laws with respect to the vesting or delivery of Shares, as applicable, to the Employee pursuant to Section 2 (with such withholding obligation determined based on any applicable minimum statutory withholding rates and without regard to Section 83(c)(3) of the Code). If the Company cannot (under applicable legal, regulatory, listing or other requirements) satisfy such tax withholding obligation in such method, then the Company may satisfy such withholding by any one or combination of the following methods: (i) by requiring the Employee to pay such amount in cash or check; (ii) by deducting such amount out of any other compensation otherwise payable to the Employee; and/or (iii) subject to the further approval by the Committee, by allowing the Employee to surrender Shares of the Company which (a) in the case of shares initially acquired from the Company (upon exercise of a stock option or otherwise), have been owned by the Employee for such period (if any) as may be required to avoid a charge to the Company’s earnings, and (b) have a Fair Market Value on the date of surrender equal to the amount required to be withheld. For these purposes, the Fair Market Value of the Shares to be withheld or repurchased, as applicable, shall be determined on the date that the amount of tax to be withheld is to be determined. The Employee is hereby advised to seek his own tax counsel regarding the taxation of the grant of RSUs made hereunder.
10.    Securities Laws. Upon the delivery of any Shares to the Employee, the Company may require the Employee to make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.  The delivery of the Shares hereunder shall be subject to all applicable laws, rules and regulations and to such approvals of any governmental agencies as may be required.

11.    Clawback; Forfeiture on Violation of Code of Ethics.
(a)    The Committee in its sole discretion may impose on the RSUs provided for in this Agreement, either through an amendment to the Plan or through a policy that upon adoption by the Committee will be incorporated into this Agreement by reference effective as of the date of such adoption, that the Employee’s rights, payments, and benefits with respect to this Agreement shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions provided in this Agreement, as required by applicable law. Such events may include, but shall not be limited to, a restatement of the Company’s financial statements to reflect adverse results from those in previously released financial statements, as a consequence of errors, omissions, fraud, or misconduct, or the Employee’s failure to satisfy the Code of Ethics Requirement.
(b)    In the event that the Employee fails to satisfy the Code of Ethics Requirement, all RSUs granted hereunder (to the extent not already previously forfeited) may be immediately forfeited by the Employee without consideration based upon a determination by the Committee, and this Agreement shall terminate without payment in respect thereof.
12.    Section 409A of the Code. It is the Company's intent that payments and benefits under this Agreement comply with Section 409A, to the extent subject thereto, and accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered to be in compliance therewith. In the event that it is reasonably determined by the Company that, as a result of the deferred compensation tax rules under Section 409A of the Code (and any related regulations or other pronouncements thereunder) (“Deferred Compensation Tax Rules”), benefits that the Employee is entitled to receive under the terms of this Agreement may not be made at the time contemplated by the terms hereof without causing Employee to be subject to tax under the Deferred Compensation Tax Rules, (i) the Employee shall not be considered to have terminated employment for purposes hereof until the Employee would be considered to have incurred a “separation from service” within the meaning of Section 409A and (ii) the Company shall, in lieu of providing such benefit when otherwise due under this Agreement, instead provide such benefit on the first day on which such provision would not result in the Employee incurring any tax liability under the Deferred Compensation Tax Rules; which day, if the Employee is a “specified employee” (within the meaning of the Deferred Compensation Tax Rules), shall, in the event the benefit to be provided is due to the Employee’s “separation from service” (within the meaning of the Deferred Compensation Tax Rules) with the Company and its Subsidiaries, be the first day following the six-month period beginning on the date of such separation from service. Each amount to be paid or benefit to be provided under this Agreement shall be construed as a separately identified payment for purposes of the Deferred Compensation Tax Rules, and any payments described in this Agreement that are due within the “short term deferral period” as defined in the Deferred Compensation Tax Rules shall not be treated as deferred compensation unless applicable law requires otherwise.
13.    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Employee shall be addressed to him at the address given beneath his signature hereto.  By a notice given pursuant to this Section 13, either party may hereafter designate a different address for notices to be given to him.  Any notice which is required to be given to the Employee shall, if the Employee is then deceased, be given to the Employee’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 13.  Any notice shall be deemed properly given or made if personally delivered or, if mailed, when mailed by registered or certified mail, postage prepaid.
14.    Governing Law. The laws of the State of Delaware (or if the Company reincorporates in another state, the laws of that state) shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
15.    Confidential Information; Covenant Not to Compete; Assignment of Inventions. In consideration of the Company entering into this Agreement with the Employee, the Employee hereby agrees to abide by the terms and conditions set forth in the Non-Solicitation, Non-Compete, Confidentiality and Intellectual Property Agreement signed by such employee.
16.    RSUs Subject to Plan. The RSUs shall be subject to all applicable terms and provisions of the Plan, to the extent applicable to the Shares. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control.
17.    Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.
IN WITNESS WHEREOF, the parties have signed this Agreement as of the Grant Date.
Versum Materials, Inc.
By:

Guillermo Novo

_____________________________
[EMPLOYEE]

Appendix A
Definitions

“Cause” has the meaning set forth in any individual employment agreement between the Company and the Employee or, if no such agreement exists or such term is not defined, shall mean (i) the Employee’s willful and continued failure to substantially perform his duties (other than any such failure resulting from incapacity due to physical or mental illness), after written notice from the Company requesting such substantial performance is delivered to Executive, which notice identifies in reasonable detail the manner in which the Company believes the Executive has not substantially performed his duties and provides 30 days in which to cure such failure; (ii) any act of fraud, embezzlement or theft on the Employee’s part against the Company or an Affiliate; (iii) a conviction (or plea of nolo contendere) of a felony or any crime involving moral turpitude; (iv) a breach of a material element of the Company’s Code of Ethics or Non-Solicitation, Non-Compete, Confidentiality and Intellectual Property Agreement; or (v) any material breach of the Employee’s obligations under this Agreement or any individual employment agreement, which, to the extent curable, has not been cured to the reasonable satisfaction of the Board within 30 days after the Employee has been provided written notice of such breach.
“CIC Per Share Price” means the price paid for one Share in the Change in Control transaction (with the value of any security that is paid as consideration in the Change in Control determined by the Committee as of the date of such Change in Control).
“Code of Ethics Requirement” means the Employee complies with the Company’s Code of Conduct, as in effect from time to time.
“Disability” means (i) inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) the receipt of income replacement benefits for a period of not less than three months under an accident and health plan of the Company by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. An Employee shall be deemed to have suffered a Disability if determined to be totally disabled by the Social Security Administration.
“Good Reason” has the meaning set forth in any individual employment agreement between the Company and Employee or, if no such agreement exists or such term is not defined, shall mean without the Employee’s consent, (i) a material reduction in Employee’s duties or responsibilities; (ii) a material reduction in the Employee’s base salary or target bonus opportunity; (iii) a change of the Employee’s principal place of employment of more than 50 miles from the Employee’s principal place of employment immediately prior to such change; provided, however, that such event will not constitute Good Reason unless Employee has provided the Company notice of the existence of a Good Reason condition no more than 60 days after its initial existence and the Company has failed to remedy the condition within 30 days after such notice.
“LIBOR” means the three-month London interbank offered rate as published in the Wall Street Journal on the business day following the closing date of the Change in Control transaction and each anniversary thereafter.

“Retirement” means a separation on service upon retirement at age 62 or over (or such other age as may be approved by the Board of Directors) after having been employed by the Company or a Subsidiary for at least five years, taking into account for this purpose years of service with Air Products and its affiliates.